UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2009 (July 2, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events.

On July 2, 2009, Georgia Gulf Corporation (the “Company”) announced that it has amended its private exchange offers regarding the 7.125% Senior Notes due 2013, 9.5% Senior Notes due 2014, and 10.75% Senior Subordinated Notes due 2016 (collectively the “Notes”), and that it has entered into lock-up and consent agreements with certain holders of its Notes and related matters as more fully described in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference herein.

The Company also announced on July 2, 2009 the proposed issuance of shares under the exception to the NYSE Shareholder Approval Policy in connection with the exchange offers and reverse stock split ratio, all as more fully described in the press release attached hereto as Exhibit 99.2, which is hereby incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

99.1	Press Release dated July 2, 2009, regarding the amended private exchange offers and noteholder lock-up and consent agreements.

99.2	Press Release dated July 2, 2009, regarding the proposed issuance of shares under the exception to the NYSE Shareholder Approval Policy and reverse stock split ratio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: July 6, 2009